Exhibit 99.1

FOR IMMEDIATE RELEASE

ELLIE MAE REPORTS FIRST QUARTER 2018 RESULTS

PLEASANTON, Calif. - April 26, 2018 - Ellie Mae® (NYSE:ELLI), the leading cloud-based platform provider for the mortgage finance industry, today reported results for the first quarter ended March 31, 2018. On January 1, 2018, Ellie Mae adopted Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers, using the modified retrospective method.1 The first quarter of 2018 financial results herein are presented under ASC 606, which replaced the previous accounting standard ASC 605, Revenue Recognition, and the first quarter of 2017 financial results are presented under ASC 605. A reconciliation of the first quarter 2018 results under ASC 606 and ASC 605, as well as a reconciliation of other non-GAAP measures discussed in this release, is presented on the table “Non-GAAP Reconciliation” in this release.

First Quarter 2018 Highlights

•	Revenues of $117.9 million, up 27% from $93.0 million in 2017. Under ASC 605, revenues for the first quarter 2018 would have been $116.0 million, up 25% from 2017.

•	Net income of $2.2 million, down from $9.6 million in 2017. Under ASC 605, net income for the first quarter 2018 would have been $0.3 million.

•	Adjusted EBITDA of $23.9 million, up from $20.8 million in 2017. Under ASC 605, adjusted EBITDA for the first quarter 2018 would have been $21.9 million.

•	553,000 loans closed on Encompass.[2]

“Ellie Mae is off to a strong start with first quarter financial results exceeding expectations and the number of closed loans on our platform increasing 7% year-over-year despite lower industry volumes,” said Jonathan Corr, President & CEO.

“The increasing popularity of Encompass throughout the industry was evidenced by our March user conference, Ellie Mae Experience, which grew to over 3,000 attendees. At the conference, we unveiled our vision for a True Digital Mortgage that supports the entire loan lifecycle from home buyer interest, the initial consumer engagement and application, all the way through to post-closing and investor delivery. Data, business analytics and machine learning will be key drivers to the True Digital Mortgage. Building on this, our team will continue to deliver NG technology and enriched solutions throughout this year and into next as we drive toward our goal of end-to-end automation of the entire mortgage process,” concluded Mr. Corr.

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1 Ellie Mae adopted ASC 606 using the modified retrospective method with the cumulative effect of initially applying Topic 606 as an adjustment to the opening balance of retained earnings as of January 1, 2018. The comparative financial information has not been restated and continues to be reported under the accounting standards in effect in those prior periods.
2 Closed loans consist of loans originated (which excludes correspondent purchased loans or brokered loans) on the Encompass platform, which is calculated by adding the loans reported to us as originated by our Success Based Pricing lenders and estimating the number of loans originated by the small percentage of lenders that are purely on a subscription service.

Financial Results
Total revenue for the first quarter of 2018 was $117.9 million, compared to $93.0 million for the first quarter of 2017. Net income for the first quarter of 2018 was $2.2 million, or $0.06 per diluted share, compared to $9.6 million, or $0.27 per diluted share, for the first quarter of 2017.

On a non-GAAP basis, adjusted net income for the first quarter of 2018 was $12.0 million, or $0.34 per diluted share, compared to $8.9 million, or $0.25 per diluted share, for the first quarter of 2017. Adjusted EBITDA for the first quarter of 2018 was $23.9 million, compared to $20.8 million for the first quarter of 2017.

Second Quarter and Full Year 2018 Financial Outlook
Our guidance is provided utilizing ASC 606. Over the course of the year, we expect ASC 606 to have a minimal impact on our revenue as compared to ASC 605. First quarter 2018 revenue under ASC 606 was approximately $2.0 million higher than under ASC 605 primarily as a result of straight-lining an amount of additional closed loan revenue we estimate we will receive from a portion of our Success Based Pricing customers during the terms of their contracts. This has the effect of increasing revenue in the first and fourth quarters, when closed loan volumes are seasonally low and decreasing revenue in the second and third quarters, when closed loan volumes are seasonally high.

For the second quarter of 2018, our revenue is expected to be in the range of $122.0 million to $124.0 million. Net income is expected to be in the range of $1.0 million to $2.0 million, or $0.03 to $0.06 per diluted share, which includes additional implementation costs related to the adoption of ASC 606 and the amortization of acquisition-related intangibles and integration costs related to the Velocify acquisition. On a non-GAAP basis, adjusted net income is expected to be in the range of $13.6 million to $15.6 million, or $0.38 to $0.43 per diluted share. Adjusted EBITDA is expected to be in the range of $29.5 million to $31.5 million. Per share guidance assumes a weighted average share count of approximately 36 million.

For the full year 2018, revenue is expected to be in the range of $495.0 million to $505.0 million. Contracted revenue3 is now expected to be in the range of $350.0 million to $355.0 million, an increase from the prior range of $335.0 million to $340.0 million provided on February 8, 2018. Net income is expected to be in the range of $10.0 million to $14.0 million, or $0.28 to $0.38 per diluted share. On a non-GAAP basis, adjusted net income is expected to be in the range of $61.0 million to $65.0 million, or $1.68 to $1.78 per diluted share. Adjusted EBITDA is expected to be in the range of $126.7 million to $132.0 million. Per share guidance assumes a weighted average share count of approximately 36 million.

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3 Contracted revenues are those revenues that are fixed by the terms of a contract and are generally not affected by fluctuations in mortgage origination volume. These revenues consist of the base fee portion of success-based revenues, monthly per-user subscription revenues, professional services revenues, and subscription revenues paid for products other than Encompass.

Additional information about the non-GAAP financial measures presented in this release, including a reconciliation of the non-GAAP financial measures to their related GAAP financial measures, is set forth below under the section entitled, “Use of Non-GAAP Financial Measures.”

Quarterly Conference Call
Ellie Mae (the “Company”) will discuss its first quarter 2018 results today, April 26, 2018, via teleconference at 4:30 p.m. Eastern Time. To access the call, please dial 800-289-0548 or 719-457-2664 at least five minutes prior to the 4:30 p.m. Eastern Time start time. A live webcast of the call will be available on the Investor Relations section of the Company’s website at http://investor.elliemae.com. An audio replay of the call will be available through May 10, 2018 by dialing 888-203-1112 or 719-457-0820 and entering access code 1050670.

Use of Non-GAAP Financial Measures
Ellie Mae provides investors with the non-GAAP financial measures of adjusted net income, adjusted EBITDA, adjusted gross profit, and free cash flow in addition to the traditional GAAP operating performance measure of net income as part of its overall assessment of its performance. In addition, Ellie Mae provides investors with the non-GAAP financial measures under ASC 605 to compare against the Company’s GAAP financial measures under ASC 606. Adjusted net income consists of net income plus stock-based compensation expense, amortization of acquisition-related intangibles, and the non-GAAP income tax adjustments. EBITDA consists of net income plus depreciation and amortization, amortization of acquisition-related intangibles, and income tax provision, less other income, net. Adjusted EBITDA consists of EBITDA plus stock-based compensation expense. Adjusted gross profit consists of gross profit plus stock-based compensation and amortization of acquisition-related intangibles that are included in cost of revenues. Free cash flow consists of net cash provided by (used in) operating activities less acquisition of property and equipment and internal-use software. Ellie Mae uses adjusted net income, adjusted EBITDA, and adjusted gross profit as measures of operating performance because they enable period to period comparisons by excluding potential differences caused by variations in the age and depreciable lives of fixed assets, amortization of acquisition-related intangibles, and changes in interest expense and interest income that are influenced by capital market conditions. The Company also believes it is useful to exclude stock-based compensation expense from adjusted net income, adjusted EBITDA, and adjusted gross profit because the amount of non-cash expense associated with stock-based awards made at certain prices and points in time (a) do not necessarily reflect how the Company’s business is performing at any particular time and (b) can vary significantly between periods due to the timing of new stock-based awards. The non-GAAP income tax adjustments are calculated based on the annual non-GAAP effective tax rate, which quantifies the tax effects of the non-GAAP adjustments. These non-GAAP financial measures are not measurements of the Company’s financial performance under GAAP and have limitations as analytical tools. Accordingly, these non-GAAP financial measures should not be considered a substitute for, or superior to, net income, operating income, gross profit, operating cash flow or other financial measures calculated in accordance with GAAP. The Company cautions that other companies in Ellie Mae’s industry may calculate adjusted net income, EBITDA, adjusted EBITDA, adjusted gross profit, and free cash flow differently than the Company does, further limiting their usefulness as comparative measures. A reconciliation of net income to adjusted net income, EBITDA and adjusted EBITDA, gross profit to adjusted gross profit, and operating cash flow to free cash flow is included in the tables below.

Disclosure Information
Ellie Mae uses the investor relations section on its website as the means of complying with its disclosure obligations under Regulation FD. Accordingly, we recommend that investors should monitor Ellie Mae’s investor relations website in addition to following Ellie Mae’s press releases, SEC filings, and public conference calls and webcasts.

About Ellie Mae
Ellie Mae (NYSE:ELLI) is the leading cloud-based platform provider for the mortgage finance industry. Ellie Mae’s technology solutions enable lenders to originate more loans, lower origination costs, and reduce the time to close, all while ensuring the highest levels of compliance, quality and efficiency. Visit EllieMae.com or call (877) 355-4362 to learn more.

Forward-Looking Statements
This press release contains forward-looking statements under the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These forward-looking statements include projected revenue, contracted revenue, net income, adjusted EBITDA, and adjusted net income for the second quarter and fiscal year 2018, as well as statements regarding our vision for a True Digital Mortgage and the timing and potential benefits of new technology. These statements involve known and unknown risks, uncertainties, and other factors that may cause Ellie Mae’s results to be materially different than those expressed or implied in such statements. Such differences may be based on factors such as changes in the volume of residential mortgages in the United States; changes in other macroeconomic factors affecting the residential real estate industry; the impact of the Company’s implementation of ASC 606 on its results of operations, including its projected revenue, net income, adjusted EBITDA, and adjusted net income for the second quarter and fiscal year 2018; changes in strategic planning decisions by management; the Company’s ability to manage growth and expenses as it continues to scale its business; reallocation of internal resources; costs incurred and delays in developing new products; changes in anticipated rates of closed loans, changes in the rate of new customer acquisitions; and the possibility that economic benefits of future opportunities may never materialize, including unexpected variations in market growth and demand for the acquired products and technologies; delays and disruptions, including changing relationships with partners, customers, employees or suppliers; the satisfactory performance, reliability and availability of the Company’s products and services; the amount of costs incurred in connection with supporting and integrating new customers and partners; ongoing personnel and logistical challenges of managing a larger organization; changes in other macroeconomic factors affecting the residential real estate industry, and other risk factors included in documents that Ellie Mae has filed with the U.S. Securities and Exchange

Commission (“SEC”), including but not limited to its Annual Report on Form 10-K for the year ended December 31, 2017, as updated from time to time by the Company’s quarterly reports on Form 10-Q and its other filings with the SEC. Other unknown or unpredictable factors also could have material adverse effects on Ellie Mae’s future results. The forward-looking statements included in this press release are made only as of the date hereof. Ellie Mae cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Ellie Mae expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances, unless otherwise required by law.

IR CONTACTS:

Alex Hughes
VP of Investor Relations
Ellie Mae, Inc.
(925) 227-7079
IR@elliemae.com

Lisa Laukkanen
The Blueshirt Group for Ellie Mae, Inc.
(415) 217-4967
lisa@blueshirtgroup.com

PRESS CONTACT:

Erica Harvill
Ellie Mae, Inc.
(925) 227-5913
Erica.Harvill@elliemae.com

# # #

© 2018 Ellie Mae, Inc. Ellie Mae®, Encompass®, AllRegs®, Mavent®, Velocify®, the Ellie Mae logo and other trademarks or service marks of Ellie Mae, Inc. appearing herein are property of Ellie Mae, Inc. All rights reserved. Other company and product names may be trademarks or copyrights of their respective owners.

Ellie Mae, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands)

	March 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$117,342	$137,698
Short-term investments	113,931	103,345
Accounts receivable, net	48,500	43,121
Prepaid expenses and other current assets	23,948	18,474
Total current assets	303,721	302,638
Property and equipment, net	198,907	186,991
Long-term investments	83,627	107,363
Intangible assets, net	74,568	80,874
Deposits and other assets	30,602	9,290
Goodwill	144,279	144,451
Total assets	$835,704	$831,607
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$20,924	$24,913
Accrued and other current liabilities	24,338	26,188
Deferred revenue	13,436	26,287
Total current liabilities	58,698	77,388
Other long-term liabilities	19,727	18,880
Total liabilities	78,425	96,268

Stockholders' equity:
Common stock	3	3
Additional paid-in capital	659,114	649,817
Accumulated other comprehensive loss	(1,417)	(880)
Retained earnings	99,579	86,399
Total stockholders' equity	757,279	735,339
Total liabilities and stockholders' equity	$835,704	$831,607

Ellie Mae, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)
(in thousands, except per share amounts)

	Three Months ended March 31,
	2018	2017
Revenues	$117,912	$93,002
Cost of revenues(1)	49,347	34,768
Gross profit	68,565	58,234
Operating expenses:
Sales and marketing(1)	23,064	19,380
Research and development(1)	22,489	17,407
General and administrative(1)	26,314	16,942
Total operating expenses	71,867	53,729
Income (loss) from operations	(3,302)	4,505
Other income, net	848	501
Income (loss) before income taxes	(2,454)	5,006
Income tax benefit	(4,658)	(4,593)
Net income	$2,204	$9,599
Net income per share of common stock:
Basic	$0.06	$0.28
Diluted	$0.06	$0.27
Weighted average common shares used in computing net income per share of common stock:
Basic	34,143	33,702
Diluted	35,602	35,609

Net income	$2,204	$9,599
Other comprehensive income, net of taxes
Unrealized gain (loss) on investments	(537)	58
Comprehensive income	$1,667	$9,657

(1) Includes stock-based compensation expense of the following for the periods presented:
Cost of revenues	$1,894	$1,444
Sales and marketing	1,556	1,176
Research and development	2,534	1,861
General and administrative	3,548	3,370
	$9,532	$7,851

Ellie Mae, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Three Months ended March 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,204	$9,599
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,366	7,339
Amortization of acquisition-related intangibles	6,306	1,078
Stock-based compensation expense	9,532	7,851
Deferred income taxes	(4,658)	(4,647)
Amortization (accretion) of investments	181	(164)
Changes in operating assets and liabilities:
Accounts receivable, net	(2,958)	(511)
Prepaid expenses and other current assets	7,359	(973)
Deposits and other assets	(15,239)	(89)
Accounts payable	121	1,860
Accrued, other current and other liabilities	(2,928)	(19,442)
Deferred revenue	(4,885)	(3,323)
Net cash provided by (used in) operating activities	6,401	(1,422)
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(8,544)	(11,327)
Acquisition of internal-use software	(17,153)	(11,439)
Purchases of investments	(23,599)	(38,907)
Maturities of investments	36,031	13,851
Other investing activities, net	172	—
Net cash used in investing activities	(13,093)	(47,822)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of capital lease obligations	(30)	(111)
Proceeds from issuance of common stock under employee stock plans	7,829	7,283
Payment of issuance costs relating to common stock issued in public offering	—	(15)
Payments for repurchase of common stock	(14,740)	—
Tax payments related to shares withheld for vested restricted stock units	(6,723)	(3,894)
Net cash provided by (used in) financing activities	(13,664)	3,263
NET DECREASE IN CASH AND CASH EQUIVALENTS	(20,356)	(45,981)
CASH AND CASH EQUIVALENTS, Beginning of period	137,698	380,907
CASH AND CASH EQUIVALENTS, End of period	$117,342	$334,926

Ellie Mae, Inc.
NON-GAAP RECONCILIATION
(UNAUDITED)
(in thousands, except per share amounts)

	Three Months ended March 31,
	2018 ASC 606	Adjustments	2018 ASC 605	2017 ASC 605
Revenues	$117,912	$(1,929)	$115,983	$93,002
Operating expenses:
Sales and marketing	$23,064	$78	$23,142	$19,380
Total operating expenses	$71,867	$78	$71,945	$53,729
Income (loss) before income taxes	$(2,454)	$(2,007)	$(4,461)	$5,006
Income tax benefit	$(4,658)	$(79)	$(4,737)	$(4,593)

Net income	$2,204	$(1,928)	$276	$9,599
Depreciation and amortization	11,366	—	11,366	7,339
Amortization of acquisition-related intangibles	6,306	—	6,306	1,078
Other income, net	(848)	—	(848)	(501)
Income tax benefit	(4,658)	(79)	(4,737)	(4,593)
EBITDA	14,370	(2,007)	12,363	12,922

Stock-based compensation expense	9,532	—	9,532	7,851
Adjusted EBITDA	$23,902	$(2,007)	$21,895	$20,773

Gross profit	$68,565	$(1,929)	$66,636	$58,234
Stock-based compensation expense(1)	1,894	—	1,894	1,444
Amortization of acquisition-related intangibles(1)	5,653	—	5,653	767
Adjusted gross profit	$76,112	$(1,929)	$74,183	$60,445

Net income	$2,204	$(1,928)	$276	$9,599
Stock-based compensation expense	9,532	—	9,532	7,851
Amortization of acquisition-related intangibles	6,306	—	6,306	1,078
Non-GAAP income tax adjustments(2)	(6,043)	263	(5,780)	(9,605)
Adjusted net income	$11,999	$(1,665)	$10,334	$8,923

Shares used to compute adjusted net income per share
Basic	34,143	—	34,143	33,702
Diluted	35,602	—	35,602	35,609

Adjusted net income per share
Basic	$0.35	$(0.05)	$0.30	$0.26
Diluted	$0.34	$(0.05)	$0.29	$0.25

Ellie Mae, Inc.
NON-GAAP RECONCILIATION - (continued)
(UNAUDITED)
(in thousands)

	Three Months ended March 31,
	2018	2017
Net cash provided by (used in) operating activities	$6,401	$(1,422)
Acquisition of property and equipment and internal-use software	(25,697)	(22,766)
Free cash flow	$(19,296)	$(24,188)

(1) Amount represents the cost of revenues portion of stock-based compensation expense and amortization of acquisition-related intangibles.

(2) For the quarter ended March 31, 2018, the non-GAAP effective tax rate is 10.3% under ASC 606. For the quarters ended March 31, 2018 and 2017, the non-GAAP effective tax rates are 9.2% and 36.0%, respectively, under ASC 605. The non-GAAP income tax adjustments are calculated based on the annual non-GAAP effective tax rate, which quantifies the tax effects of the non-GAAP adjustments.

Ellie Mae, Inc.
NON-GAAP RECONCILIATION
(UNAUDITED)
(in thousands, except per share amounts)

	Second Quarter 2018 Projected Range		Fiscal 2018 Projected Range
Net income	$1,000	$2,000	$10,000	$14,000

Depreciation and amortization	12,000	12,000	53,000	53,000
Amortization of acquisition-related intangibles	6,200	6,200	21,000	21,000
Income tax provision/other	(1,800)	(800)	(2,300)	(1,000)
EBITDA	17,400	19,400	81,700	87,000

Stock-based compensation expense	12,100	12,100	45,000	45,000
Adjusted EBITDA	$29,500	$31,500	$126,700	$132,000

Net income	$1,000	$2,000	$10,000	$14,000
Stock-based compensation expense	12,100	12,100	45,000	45,000
Amortization of acquisition-related intangibles	6,200	6,200	21,000	21,000
Non-GAAP income tax adjustments	(5,700)	(4,700)	(15,000)	(15,000)
Adjusted net income	$13,600	$15,600	$61,000	$65,000

Shares used to compute non-GAAP net income per share
Basic	34,400	34,500	34,700	34,900
Diluted	35,900	36,000	36,300	36,500

Projected net income per share
Basic	$0.03	$0.06	$0.29	$0.40
Diluted	$0.03	$0.06	$0.28	$0.38

Adjusted net income per share
Basic	$0.40	$0.45	$1.76	$1.86
Diluted	$0.38	$0.43	$1.68	$1.78